PLEDGE AND SECURITY AGREEMENT
Grantor:	General Enterprise Ventures, Inc.	Secured Party:	BoltRock Holdings, LLC
Address:	Address: 1740H Dell Range Blvd., Cheyenne, WY 82009		712 Fifth Avenue, 22nd Floor New York, NY 10019

THIS PLEDGE AND SECURITY AGREEMENT (“Agreement”) is dated as of February 28, 2025, by and between Grantor and BoltRock Holdings, LLC (“Secured Party”).
1.          Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below:
(a)          “Code” means the Uniform Commercial Code as in effect in the State of Wyoming or of any other state having jurisdiction with respect to any of the rights and remedies of Secured Party on the date of this Agreement or as it may hereafter be amended from time to time.
(b)          “Collateral” means (i) all personal property of Grantor specifically described on Schedule A attached hereto and made a part hereof, (ii) all certificates, instruments and/or other documents evidencing the foregoing and following, (iii) all renewals, replacements and substitutions of all of the foregoing and following, (iv) all Additional Property (as hereinafter defined), and (v) all products and proceeds of all of the foregoing.  The designation of proceeds does not authorize Grantor to sell, transfer or otherwise convey any of the foregoing property. The delivery at any time by Grantor to Secured Party of any property as a pledge to secure payment or performance of any indebtedness or obligation whatsoever shall also constitute a pledge of such property as Collateral hereunder.
(c)          “Equity Interest” means with respect to any Person, any shares, interests, profits interests, participations or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.
(d)          “Governmental Authority” means any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
(e)          “Grantor” means General Enterprise Ventures, Inc., a Wyoming corporation.
(f)          “Indebtedness” means (i) all indebtedness, obligations and liabilities now or hereafter existing of Grantor under the Promissory Note and each other Loan Document (including, but not limited to, the Obligations), (ii) all Secured Obligations, (iii) all accrued but unpaid interest (including all interest that would accrue but for the existence of a proceeding under any bankruptcy or other creditor rights Laws) on any of the indebtedness, obligations and liabilities described in this definition of “Indebtedness,” (iv) all indebtedness, obligations and liabilities of Grantor to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness, obligations and liabilities described in this definition of “Indebtedness,” (v) all reasonable costs and expenses incurred by Secured Party prior to an Event of Default and all costs and expenses incurred by Secured Party during the existence of an Event of Default in connection with the collection and administration of all or any part of the indebtedness, obligations and liabilities described in this definition of “Indebtedness” or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness, obligations and liabilities, including without limitation all fees and expenses of Secured Party’s attorneys, and (vi) all renewals, extensions, modifications, restructurings and rearrangements of the indebtedness, obligations and liabilities described in this definition of “Indebtedness.”
(g)          “Law” means all applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any party to this Agreement or the other Loan Documents, whether now or hereafter enacted and in force.
(h)          “Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset.
(i)          “Permitted Liens” means the lien and security interests created by this Agreement and the other Loan Documents.
(j)          “Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of any of the foregoing.
(k)          “Promissory Note” means that certain 10% Senior Secured Convertible Promissory Note dated as of the date hereof made by Grantor in favor of Secured Party, together with all amendments and restatements thereto.
(l)          “Secured Obligations” means all obligations of the Grantor now or hereafter existing under the Promissory Note, this Agreement and the other Loan Documents to which it is a party.
All words and phrases used herein which are expressly defined in Section 1.201, Chapter 8 or Chapter 9 of the Code shall have the meaning provided for therein.  Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201, Chapter 8 or Chapter 9 of the Code.  Capitalized terms not otherwise defined herein have the meaning specified in the Promissory Note.
2.          Security Interest.  As security for the Indebtedness, Grantor, for value received, hereby grants to Secured Party, for it and the benefit of holders of Indebtedness, a continuing security interest in the Collateral.
3.          Additional Property.  Collateral shall also include the following property (collectively, the “Additional Property”) which Grantor becomes entitled to receive or shall receive in connection with any other Collateral:  (a) any stock certificate, including without limitation, any certificate representing a stock dividend or any certificate in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split or spin‑off; (b) any option, warrant, subscription or right, whether as an addition to or in substitution of any other Collateral; (c) any dividends or distributions of any kind whatsoever, whether distributable in cash, stock or other property; (d) any interest, premium or principal payments; and (e) any conversion or redemption proceeds.  All Additional Property received by Grantor shall be received in trust for the benefit of Secured Party.  All Additional Property and all certificates or other written instruments or documents evidencing and/or representing the Additional Property that is received by Grantor, together with such instruments of transfer as Secured Party may request, shall immediately be delivered to or deposited with Secured Party and held by Secured Party as Collateral under the terms of this Agreement.  If the Additional Property received by Grantor shall be shares of stock, other securities or other Equity Interests, such shares of stock, other securities and other Equity Interests shall be duly endorsed in blank or accompanied by proper instruments of transfer and assignment duly executed in blank, all in form and substance satisfactory to Secured Party.  Secured Party shall be deemed to have possession of any Collateral in transit to Secured Party or its agent.
4.          Voting Rights.  As long as no Event of Default exists, any voting rights incident to any stock, other securities or other Equity Interests pledged as Collateral may be exercised by Grantor; provided, however, Grantor will not exercise, or cause to be exercised, any such voting rights, without the prior written consent of Secured Party, if the direct or indirect effect of such vote will result in an Event of Default hereunder.
5.          Maintenance of Collateral.  Other than the exercise of reasonable care to assure the safe custody of any Collateral in Secured Party’s possession from time to time, Secured Party does not have any obligation, duty or responsibility with respect to the Collateral.  Without limiting the generality of the foregoing, Secured Party shall not have any obligation, duty or responsibility to do any of the following:  (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Collateral or informing Grantor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Collateral unless (i) Grantor makes written demand to Secured Party to do so, (ii) such written demand is received by Secured Party in sufficient time to permit Secured Party to take the action demanded in the ordinary course of its business, and (iii) Grantor provides additional collateral, acceptable to Secured Party in its sole discretion; (c) collect any amounts payable in respect of the Collateral (Secured Party being liable to account to Grantor only for what Secured Party may actually receive or collect thereon); (d) sell all or any portion of the Collateral to avoid market loss; (e) sell all or any portion of the Collateral unless and until (i) Grantor makes written demand upon Secured Party to sell the Collateral, and (ii) Grantor provides additional collateral, acceptable to Secured Party in its sole discretion; or (f) hold the Collateral for or on behalf of any party other than Grantor.
6.          Representations and Warranties.  Grantor hereby represents and warrants the following to Secured Party:
(a)          Authority.  The execution, delivery and performance of this Agreement and all of the other Loan Documents by Grantor have been duly authorized by all necessary limited liability company action of Grantor.
(b)          Accuracy of Information.  All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is true and correct in all material respects.
(c)          Enforceability.  This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Grantor, enforceable in accordance with their respective terms, except as limited as to enforcement of remedies by bankruptcy or other creditor rights Laws and except to the extent specific remedies may generally be limited by equitable principles.
(d)          Ownership and Liens.  Grantor has good and marketable title to the Collateral free and clear of all Liens or adverse claims, except for Permitted Liens.  No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral.  Grantor has not executed any other security agreement currently affecting the Collateral and no financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Party.

(e)          No Conflicts or Consents.  Neither the ownership, the intended use of the Collateral by Grantor, the grant of the security interest by Grantor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any Law, (B) the organizational documents of Grantor or any issuer of any Collateral, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Grantor or otherwise affecting the Collateral, or (ii) result in or require the creation of any Lien upon any assets or properties of Grantor or of any Person except as may be expressly contemplated in the Loan Documents.  Except as expressly contemplated herein and in the other Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or other Person is required in connection with the grant by Grantor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.
(f)          Security Interest.  Grantor has the full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any Lien (except solely for the Permitted Liens).  This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral.  Upon the filing of a financing statement describing the Collateral with the Uniform Commercial Code central filing office of the jurisdiction of Grantor’s state of formation and delivery to Secured Party of all certificates evidencing Collateral, the security interest granted by this Agreement shall be perfected and prior to all other Liens.
(g)          Location/Identity.  Grantor’s principal place of business and chief executive office (as those terms are used in the Code), is located at the address set forth herein.  Except as specified elsewhere herein, all Collateral and records concerning the Collateral shall be kept at such address.  Grantor’s exact legal name, as stated in the currently effective organizational documents of Grantor as filed with the appropriate authority of Grantor’s jurisdiction of organization, entity type, state of organization and federal taxpayer identification number (the “Organizational Information”) are as set forth in the definition of “Grantor”.  Grantor is not organized in more than one jurisdiction.  Except as specified herein, the Organizational Information shall not change.  During the five years preceding the date of this Agreement or such lesser period as Grantor has been organized, Grantor has not had or operated under any name other than its name as stated in the definition of “Grantor,” has not been organized under the Laws of any jurisdiction other than Delaware, has not been organized as any type of entity other than a limited liability company and the chief executive office of Grantor has not been located at any address other than as set forth on the first page hereof, except as set forth on Schedule C.
(h)          Securities.  All securities or other Equity Interests pledged as Collateral have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any party or of any agreement by which Grantor or the issuer thereof is bound.  No restrictions or conditions exist with respect to the transfer or voting of any securities or other Equity Interests pledged as Collateral or the admission of Secured Party or any transferee as a holder of any Collateral, other than federal and state securities Laws applicable to issuers of securities generally.  No issuer of such securities or other Equity Interests has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities or other Equity Interests outstanding or any other rights outstanding entitling any Person other than Grantor to have issued to such Person capital stock, other securities or other Equity Interests of such issuer. Schedule B is a complete and correct list of the exact name of the issuer of all Collateral described on Schedule A, its jurisdiction of organization, its federal taxpayer identification number, and the authorized, issued and outstanding capital stock and other Equity Interests of such issuer.  Grantor’s interest in such issuer is as stated on Schedule A.  The organizational documents and each other governance document of such issuer that is a limited partnership or a limited liability company do not provide that any Equity Interest in such issuer is a security governed by Article 8 of the Code.  No Equity Interest in such issuer is evidenced by a certificate or other instrument.

7.          Affirmative Covenants.  Grantor shall comply with the covenants contained in this Section 7 at all times during the period of time this Agreement is effective.
(a)          Ownership and Liens.  Grantor shall maintain good and marketable title to all Collateral free and clear of all Liens or adverse claims, except for Permitted Liens.  Grantor shall not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral.  Grantor shall cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party.  Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney‑in‑fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, for the purpose of terminating any financing statements currently filed with respect to the Collateral.  Grantor shall defend at its expense Secured Party’s right, title and security interest in and to the Collateral against the claims of any third party.
(b)          Inspection of Books and Records.  Grantor shall keep adequate records concerning the Collateral and Grantor shall permit Secured Party and all representatives and agents appointed by Secured Party from time to time to inspect any of the Collateral and the books and records of or relating to the Collateral.
(c)          Adverse Claim.  Grantor shall promptly notify Secured Party of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created hereunder and, at Grantor’s expense, defend Secured Party’s security interest in the Collateral against the claims of any third party.  Grantor shall promptly deliver to Secured Party a copy of all written notices received by Grantor with respect to the Collateral, including without limitation, notices received from the issuer of any securities or other Equity Interests pledged hereunder as Collateral.
(d)          Further Assurances.  Grantor shall contemporaneously with the execution hereof and from time to time thereafter at its expense promptly execute and deliver all further instruments and documents and take all further action reasonably necessary or appropriate or that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation:  (A) executing (if requested) and filing any financing or continuation statements, or any amendments thereto; (B) obtaining written confirmation from the issuer of any securities, other Equity Interests or other property pledged as Collateral of the pledge of such securities, other Equity Interests or other property, in form and substance satisfactory to Secured Party; (C) cooperating with Secured Party in registering the pledge of any securities, other Equity Interests or other property pledged as Collateral with the issuer of such securities, other Equity Interests or other property; (D) delivering notice of Secured Party’s security interest in any securities, other Equity Interests or other property pledged as Collateral to any financial intermediary, clearing corporation or other party required by Secured Party, in form and substance satisfactory to Secured Party; and (E) obtaining written confirmation of the pledge of any securities or other Equity Interests or other property constituting Collateral from any financial intermediary, clearing corporation or other party required by Secured Party, in form and substance satisfactory to Secured Party.
8.          Negative Covenants.  Grantor shall comply with the covenants contained in this Section 8 at all times during the period of time this Agreement is effective.
(a)          Impairment of Security Interest.  Grantor shall not take or fail to take any action which would in any manner impair the value (in any material respect) or enforceability (in any respect) of Secured Party’s security interest in all or any part of the Collateral.

(b)          Transfer or Lien. Grantor shall not cause or permit any assignment or other transfer (including the granting of any Lien other than the Permitted Liens) of the Collateral to any Person other than Secured Party.
(c)          Restrictions on Securities.  Grantor shall not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any securities or other Equity Interests pledged as Collateral, except as consented to in writing by Secured Party.  No issuer of any Collateral which is either a partnership or limited liability company shall amend or restate its organizational documents, or other governance document, to provide that any Equity Interest of such issuer is a security governed by Article 8 of the Code or permit any Equity Interest of such issuer to be evidenced by a certificate or other instrument.
(d)          Organizational Information.  Without the prior written consent of Secured Party, Grantor shall not permit any Organizational Information to change.
9.          Rights of Secured Party.  Secured Party shall have the rights contained in this Section 9 at all times during the period of time this Agreement is effective.
(a)          Power of Attorney.  Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney‑in‑fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, to, take any action and to execute any instrument which Secured Party may from time to time in Secured Party’s discretion deem reasonably necessary or appropriate to accomplish the purposes of this Agreement, including without limitation, the following action:  (i) transfer any securities or other Equity Interests, instruments, documents or certificates pledged as Collateral in the name of Secured Party or its nominee; (ii) use any interest, premium or principal payments, conversion or redemption proceeds or other cash proceeds received in connection with any Collateral to reduce any of the Indebtedness then due and owing under the Loan Documents; (iii) exchange any of the securities or other Equity Interests pledged as Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, and, in connection therewith, to deposit and deliver any and all of such securities or other Equity Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Secured Party may deem necessary or appropriate; (iv) exercise or comply with any conversion, exchange, redemption, subscription or any other right, privilege or option pertaining to any securities or other Equity Interest pledged as Collateral; provided, however, except as provided herein, Secured Party shall not have a duty to exercise or comply with any such right, privilege or option (whether conversion, redemption or otherwise) and shall not be responsible for any delay or failure to do so; and (v) file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral.  THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL INDEFEASIBLE PAYMENT IN FULL OF THE INDEBTEDNESS AND THE TERMINATION OF ALL COMMITMENTS OF SECURED PARTY TO EXTEND CREDIT PURSUANT TO THE LOAN DOCUMENTS
(b)          Performance by Secured Party.  If Grantor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Grantor on demand.

Notwithstanding any other provision herein to the contrary, Secured Party does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so.
10.          Events of Default.  Each of the following constitutes an “Event of Default” under this Agreement:
(a)          Default Under Loan Documents.  The existence of an “Event of Default” (as defined in the Promissory Note);
(b)          Execution on Collateral.  The Collateral or any portion thereof is taken on execution or other process of law in any action against Grantor or any attachment, sequestration or similar writ is levied upon any Collateral;
(c)          Abandonment.  Grantor abandons the Collateral or any portion thereof;
(d)          Dilution of Ownership.  The issuer of any securities or other Equity Interests constituting Collateral hereafter issues any shares of any class of capital stock or other Equity Interests (unless promptly upon issuance, additional securities or other Equity Interests are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a security interest after such issuance in at least the same percentage of such issuer’s outstanding securities or other Equity Interests as Secured Party had before such issuance) or any options, warrants or other rights to purchase any such capital stock or other Equity Interests; and/or
(e)          Search Report; Opinion.  Secured Party shall receive at any time following the execution of this Agreement a search report indicating that the Collateral is subject to any Lien other than Permitted Liens, and Grantor does not, within thirty (30) days after written notice from Lender bond over the Lien.
11.          Remedies and Related Rights.  If an Event of Default occurs and is continuing, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Secured Party, Secured Party may, exercise one or more of the rights and remedies provided in this Section 11.
(a)          Remedies.  Secured Party may from time to time at its discretion, without limitation and without notice:
(i)          exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);
(ii)          reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;
(iii)          sell or otherwise dispose of, at its office, on the premises of Grantor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;
(iv)          buy the Collateral, or any portion thereof, at any public sale;

(v)          buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;
(vi)          apply for the appointment of a receiver for the Collateral, and Grantor hereby consents to any such appointment; and
(vii)          at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise, and to the full extent permitted by the Code, Secured Party shall be permitted to elect whether such retention shall be in full or partial satisfaction of the Indebtedness.
In the event Secured Party shall elect to sell the Collateral, Secured Party may sell the Collateral without giving any warranties as and shall be permitted to specifically disclaim any warranties of title or the like.  Further, if Secured Party sells any of the Collateral on credit, Grantor shall be credited only with payments actually made by the purchaser, received by Secured Party and applied to the Indebtedness.  In the event any purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Grantor shall be credited with the proceeds of the sale actually received by Secured Party and applied to the Indebtedness.    Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Grantor agrees that in the event Grantor is entitled to receive any notice under the Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is delivered in accordance with the Promissory Note thirty (30) days prior to the date of any public or private sale.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(b)          Private Sale of Securities; Further Approvals.
(i)          Grantor recognizes that Secured Party may be unable to effect a public sale of all or any part of the securities or other Equity Interests pledged as Collateral and that Secured Party may, therefore, determine to make one or more private sales of any such securities or other Equity Interests to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities or other Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof.  Grantor acknowledges that each such private sale may be at prices and other terms less favorable than what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay the sale of any such securities or other Equity Interests for the period of time necessary to permit the issuer to register such securities or other Equity Interests for public sale under any securities Laws.  Grantor further acknowledges and agrees that any offer to sell such securities or other Equity Interests which has been made privately in the manner described above to not less than five (5) bona fide offerees shall be deemed to involve a “public sale” for the purposes of Chapter 9 of the Code, notwithstanding that such sale may not constitute a “public offering” under any securities Laws and that Secured Party may, in such event, bid for the purchase of such securities or other Equity Interests.
(ii)          In connection with the exercise by Secured Party of its rights hereunder that effects the foreclosure on, disposition of or use of any Collateral, it may be necessary for Secured Party to obtain the prior consent or approval of Governmental Authorities and other Persons to a transfer or assignment of Collateral.

(iii)          Grantor shall, if an Event of Default exists, execute, deliver, and file, and authorizes Secured Party pursuant to the power of attorney herein granted, to execute, deliver, and file on Grantor’s behalf and in Grantor’s name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be reasonably necessary or appropriate, in Secured Party’s opinion, and to obtain such consents, waivers, and approvals under applicable Laws and agreements.  Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages, and therefore agrees that this Section 11 may be specifically enforced.
(c)          Application of Proceeds.  If any Event of Default occurs, Secured Party may at its discretion apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows:
(i)          to the repayment or reimbursement of the costs and expenses (including, without limitation, all fees and expenses of Secured Party’s attorneys) incurred by Secured Party in connection with (A) the administration of the Loan Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder;
(ii)          to the payment or other satisfaction of any Liens and other encumbrances upon the Collateral;
(iii)          by holding such cash and proceeds as Collateral;
(iv)          to pay the amounts of any Secured Obligations;
(v)          to the payment of any other amounts required by applicable Law (including without limitation, Section 9.615(a)(3) of the Code or any other applicable statutory provision); and
(vi)          by delivery to Grantor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.
(d)          Reserved.
(e)          Non-Judicial Remedies.  In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Grantor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process.  Grantor recognizes and concedes that non‑judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.  Nothing herein is intended to prevent Secured Party or Grantor from resorting to judicial process at either party’s option.
(f)          Other Recourse.  Grantor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Grantor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Secured Party.  Grantor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness.  Grantor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party.  Until all of the Indebtedness shall have been finally paid in full in cash and all obligations of Secured Party to extend credit to or for the benefit of Grantor pursuant to the Loan Documents are terminated, Grantor shall have no right of subrogation and Grantor waives the right to enforce any remedy which Secured Party has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party.  Grantor authorizes Secured Party, and without notice or demand and without any reservation of rights against Grantor and without affecting Grantor’s liability hereunder or on the Indebtedness, to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.
(g)          Voting Rights.  If an Event of Default occurs, Grantor shall not exercise any voting rights with respect to securities or other Equity Interests pledged as Collateral.  Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney‑in‑fact (such power of attorney being coupled with an interest and exercisable if an Event of Default exists) and proxy to exercise any voting rights with respect to Grantor’s securities and other Equity Interests, provided that such power of attorney is only exercisable upon the occurrence of an Event of Default and until such Event of Default is cured to the satisfaction of the Secured Party.
12.          Miscellaneous.
(a)          Entire Agreement.  This Agreement and the other Loan Documents contain the entire agreement of Secured Party and Grantor with respect to the Collateral.  If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior  agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure the Indebtedness unless Secured Party specifically releases its rights thereunder by separate release.
(b)          Amendment.  No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is in writing and authenticated by the party against whom it is sought to be enforced, except to the extent of amendments specifically permitted by the Code without authentication by the Grantor.
(c)          Actions by Secured Party.  The Lien and other rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness.  The taking of additional security by Secured Party shall not release or impair the Lien or other rights of Secured Party hereunder or affect the obligations of Grantor hereunder.
(d)          Waiver by Secured Party.  Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default.  Secured Party may remedy any default without waiving the Event of Default remedied.  Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date.  No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time.  No waiver of any provision hereof or consent to any departure by Grantor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified.  No notice to or demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances.
(e)          Transfer Restriction Waiver.  To the extent not prohibited by Law, Grantor hereby agrees that any provision of any organizational documents of any issuer of Collateral, any designation of rights or similar agreement with respect to any Equity Interest of such issuer, any voting or similar equityholder agreement with respect to such issuer or any other organization or governance document with respect to such issuer, any agreement related to any debt issued by such issuer, or any Law that in any manner restricts, prohibits or provides conditions to (i) the grant of a Lien on any security, Equity Interest of or any interest in, or any debt issued by, such issuer, (ii) any transfer of any security, Equity Interest of or any interest in, or any debt issued by, such issuer, (iii) any change in management or control of such issuer, or (iv) any other exercise of any rights of Secured Party pursuant to this Agreement, any other Loan Document or Law shall not apply to (A) the grant of any Lien hereunder, (B) the execution, delivery and performance of this Agreement by Grantor, (C) the foreclosure or other realization upon any interest in any Collateral, (D) the admission of Secured Party or its assignee or any other holder of any Collateral as an equityholder of such issuer and the exercise of all rights of an equityholder of such issuer, or (E) the exercise of all rights of a holder of debt of such issuer.  Furthermore, Grantor agrees that it shall not permit any amendment to or restatement of any organizational documents of any issuer of Collateral, any designation of rights or similar agreement with respect to any Equity Interest of such issuer, any voting or similar equityholder agreement with respect to such issuer, any other organization or governance document with respect to such issuer, or any agreement related to debt of such issuer, in any manner to adversely affect Secured Party’s ability to foreclose or otherwise realize on any Collateral or which conflicts with the provisions of this Section 12(e) without the prior written consent of Secured Party.
(f)          Controlling Law; Venue.  This Agreement is executed and delivered as an incident to a lending transaction negotiated and consummated in the state of Wyoming, and shall be governed by and construed in accordance with the Laws of the State of Wyoming, except to the extent that perfection and the effect of perfection or non‑perfection of the security interest granted hereunder, in respect of any particular Collateral, are governed by the Laws of a jurisdiction other than the State of Wyoming.
(g)          Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future Laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.
(h)          No Obligation.  Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to or for the benefit of Grantor.
(i)          Notices.  All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) on the date of delivery when delivered by hand on a business day during normal business hours or, if delivered on a day that is not a business day or after normal business hours, then on the next business day, (ii) on the date of transmission when sent by email during normal business hours on a business day with telephone confirmation of receipt or, if transmitted on a day that is not a business day or after normal business hours, then on the next business day, or (iii) on the second business day after the date of dispatch when sent by a reputable courier service that maintains records of receipt. The addresses for notice shall be as set forth in the Subscription Agreement by and between the Grantor and the Secured Part of even date herewith.
(j)          Binding Effect and Assignment.  This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Grantor and the successors and assigns of Grantor, and (iii) shall inure to the benefit of Secured Party and its permitted successors and assigns.  Without limiting the generality of the foregoing, Secured Party may pledge, assign or otherwise transfer the Indebtedness and its rights under this Agreement and any of the other Loan Documents to any other party.  Grantor’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.
(k)          Termination.  It is contemplated by the parties hereto that from time to time there may be no outstanding Indebtedness, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Indebtedness.  Upon (i) the indefeasible satisfaction in full of the Indebtedness, (ii) written request for the termination hereof delivered by Grantor to Secured Party, and (iii) after receipt of written request, written release delivered by Secured Party to Grantor, this Agreement and the security interests created hereby shall terminate.  Upon termination of this Agreement and Grantor’s written request, Secured Party will promptly, at Grantor’s sole cost and expense, return to Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination (including without limitation a UCC-3 or similar documents).  Grantor agrees that to the extent that Secured Party receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other Person under any Creditor Rights Law, common law or equitable cause, then to the extent of such payment or benefit, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Secured Party, to the extent that Secured Party did not directly receive a corresponding cash payment, shall be added to and be additional Indebtedness payable upon demand by Secured Party and secured hereby, and, if the Lien and security interest, any power of attorney, proxy or license hereof shall have been released, such Lien and security interest, power of attorney, proxy and license shall be reinstated with the same effect and priority as on the date of execution hereof all as if no release of such Lien or security interest, power of attorney, proxy or license had ever occurred.  This Section 12(k) shall survive the termination of this Agreement, and any satisfaction and discharge of Grantor by virtue of any payment, court order, or Law.
(l)          Cumulative Rights.  All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.  Further, except as specifically noted as a waiver herein, no provision of this Agreement is intended by the parties to this Agreement to waive any rights, benefits or protection afforded to Secured Party under the Code.
(m)          Gender and Number.  Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.
(n)          Descriptive Headings.  The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

13.          Financing Statement Filings.  Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed in one or more of the following jurisdictions: Grantor’s state of  formation, the location of Grantor’s principal residence, the location of Grantor’s place of business, the location of Grantor’s chief executive office, or other such place as the Grantor may be “located” under the provisions of the Code; where Grantor maintains any Collateral, or has its records concerning any Collateral, as the case may be.  Without limitation of any other covenant herein, Grantor shall neither cause or permit any change in the location of (a) any Collateral, (b) any records concerning any Collateral, or (c) Grantor’s principal residence, the location of Grantor’s place of business, or the location of Grantor’s chief executive office, as the case may be, to a jurisdiction other than as represented in Section 6(g), nor shall Grantor change its name or the Organizational Information as represented in Section 6(g), unless Grantor shall have notified Secured Party in writing of such change at least thirty (30) days prior to the effective date of such change and shall have first taken all action required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral.  In any written notice furnished pursuant to this Section 13, Grantor shall expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements, amendments or other notices for the purpose of continuing perfection of Secured Party’s security interest in the Collateral.
Without limiting Secured Party’s rights hereunder, Grantor authorizes Secured Party to file continuation financing statements or amendments thereto under the provisions of the Code as amended from time to time.
14.          Counterparts; Facsimile Documents and Signatures.  This Agreement may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, will be deemed to constitute one and the same instrument.  For purposes of negotiating and finalizing this Agreement, if this document or any document executed in connection with it is transmitted by facsimile machine, electronic mail or other electronic transmission, it will be treated for all purposes as an original document.  Additionally, the signature of any party on this document transmitted by way of a facsimile machine or electronic mail will be considered for all purposes as an original signature.  Any such transmitted document will be considered to have the same binding legal effect as an original document.  At the request of any party, any faxed or electronically transmitted document will be re-executed by each signatory party in an original form.

The Remainder of This Page Is Intentionally Left Blank.

EXECUTED as of the date first written above.
GRANTOR:

GENERAL ENTERPRISE VENTURES, INC.
a Wyoming corporation

By: /s/ Joshua Ralston
Name: Joshua Ralston
Title: President

Pledge Agreement  – Signature Page

SECURED PARTY:

BoltRock Holdings, LLC

By:	/s/ Craig A. Huff
Name: Craig A. Huff
Title: Managing Member

Pledge Agreement  – Signature Page

SCHEDULE A
TO
PLEDGE AND SECURITY AGREEMENT
DATED FEBRUARY 28, 2025,
BY AND BETWEEN
BOLTROCK HOLDINGS, LLC
AND
GENERAL ENTERPRISE VENTURES, INC.

____________________________
[Intentionally Omitted]

SCHEDULE B
TO
PLEDGE AND SECURITY AGREEMENT
DATED FEBRUARY 28, 2025,
BY AND BETWEEN
BOLTROCK HOLDINGS, LLC
AND
GENERAL ENTERPRISE VENTURES, INC.

____________________________
[Intentionally Omitted]

SCHEDULE C
TO
PLEDGE AND SECURITY AGREEMENT
DATED FEBRUARY 28, 2025,
BY AND BETWEEN
BOLTROCK HOLDINGS, LLC
AND
GENERAL ENTERPRISE VENTURES, INC.

____________________________
[Intentionally Omitted]